                                                                    EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP
                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Omega Financial Corporation for the registration of 4,389,933 shares of its common stock and to the incorporation by reference therein of our report dated March 5, 2004, with respect to the consolidated financial statements of Omega Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
June 4, 2004